AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
AMENDED AND RESTATED CUSTODY AGREEMENT

        THIS AMENDMENT, dated as of the 18th day of November, 2014, to the Custody Agreement, dated as of June 22, 2006, amended and restated May 15, 2013 (the “Agreement”) is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Rothschild Funds, listed on Exhibit X attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit X to the Agreement is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANK N.A.

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy
Name: Elaine E. Richards	Name: Michael R. McVoy
Title: President	Title: Senior Vice President

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Exhibit X
to the Professionally Managed Portfolios
Amended and Restated Custody Agreement

Name of Series	Date Added
Rothschild U.S. Large-Cap Core Fund	on or after November 18, 2014
Rothschild U.S. Large-Cap Value Fund	on or after November 18, 2014
Rothschild U.S. Small/Mid-Cap Core Fund	on or after November 18, 2014
Rothschild U.S. Small-Cap Core Fund	on or after November 18, 2014
Rothschild U.S. Small-Cap Value Fund	on or after November 18, 2014
Rothschild U.S. Small-Cap Growth Fund	on or after November 18, 2014

Domestic Custody Services Fee Schedule for 6 Funds, 2 Classes at November, 2014

Annual Fee Based Upon Market Value Per Fund*
.[ ] basis point on average daily market value
Minimum annual fee per fund - $[ ]
Plus portfolio transaction fees

Portfolio Transaction Fees
▪	$[ ] – Book entry DTC transaction/Federal Reserve transaction/principal paydown
▪	$[ ] – Repo agreement/reverse repurchase agreement/time deposit/CD or other non-
                     depository transaction
▪	$[ ] – Option/SWAPS/future contract written, exercised or expired
▪	$[ ] – Mutual fund trade/Fed wire/margin variation Fed wire
▪	$[ ] – Physical transaction
▪	$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)
▪	$[ ]– Segregated account per year

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus [ ].

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

Advisor’s Signature below acknowledges approval of the domestic and global custody fee schedules on this Exhibit X.

ROTHSCHILD ASSET MANAGEMENT INC.

By: /s/ Tom Rawlings

Name: Tom Rawlings

Title: Chief Operating Officer                                 Date: December 18, 2014

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Exhibit X (continued) to the Professionally Managed Portfolios Amended and Restated Custody Agreement

Global Sub-Custodial Services Annual Fee Schedule at November, 2014

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at November, 2014
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Mali*	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Benin*	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Burkina Faso*	All	[ ]	$[ ]	Niger*	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
China“A” Shares	All	[ ]	$[ ]	Palestinian Autonomous Area*	All	[ ]	$[ ]
China“B” Shares	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Cyprus*	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Russia	Equities	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	MINFINs	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Senegal*	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Serbia*	All	[ ]	$[ ]
Euromarkets**	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
France	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Guinea Bissau*	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]	Togo*	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Trinidad & Tobago*	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Jamaica*	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Kazakhstan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Latvia	Equities	[ ]	$[ ]	Vietnam*	All	[ ]	$[ ]
Latvia	Bonds	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Lebanon	All	[ ]	$[ ]
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
** Tiered by market value:<$[ ] billion: [ ] bp, >$[ ] billion and <$[ ] billion: [ ] bps; >$[ ] billion: [ ] bps.

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Base Fee - A monthly charge per account (fund) will apply based on the number of foreign securities held.
▪	[ ]-[ ] foreign securities: $[ ]
▪	[ ]-[ ] foreign securities: $[ ]
▪	Over [ ] foreign securities: $[ ]
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $[ ].
Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[ ] per claim.
Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

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